Exhibit 99.1

Applied Optoelectronics Reports Fourth Quarter and Full Year 2020 Results

Sugar Land, Texas, February 25, 2021 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband, telecom and fiber-to-the-home (FTTH) markets, today announced financial results for its fourth quarter and full year ended December 31, 2020.

“Despite the challenges presented by the pandemic and a slow end to the year, we are encouraged by the double-digit revenue growth we delivered in 2020, which was driven by growth in each of our three major business segments,” said Dr. Thompson Lin, Applied Optoelectronics Inc. Founder, President and Chief Executive Officer. “We are pleased to have secured an additional 30 total design wins in 2020, on par with last year’s total. We continue to see increased customer interest in our 400G product portfolio and we anticipate revenue contribution from these products in the second half of the year. The investments we have made in product development in our CATV segment have resulted in our best quarter of CATV revenue in several years. While we expect some of the headwinds we are seeing in the datacenter market to persist through the first quarter, we believe we are well positioned to meet our customers’ needs as demand begins to recover and we remain focused on driving shareholder value.”

Fourth Quarter 2020 Financial Summary

•	GAAP revenue was $52.3 million, compared with $48.7 million in the fourth quarter of 2019 and $76.6 million in the third quarter of 2020. Non-GAAP revenue was $52.8 million.

•	GAAP gross margin was 21.6%, compared with 23.3% in the fourth quarter of 2019 and 25.0% in the third quarter of 2020. Non-GAAP gross margin was 27.5%, compared with 27.6% in the fourth quarter of 2019 and 27.4% in the third quarter of 2020.

•	GAAP net loss was $13.4 million, or $0.57 per basic share, compared with net loss of $35.4 million, or $1.76 per basic share in the fourth quarter of 2019, and a net loss of $9.6 million, or $0.42 per basic share in the third quarter of 2020.

•	Non-GAAP net loss was $4.8 million, or $0.20 per basic share, compared with non-GAAP net loss of $3.6 million, or $0.18 per diluted share in the fourth quarter of 2019, and a non-GAAP net loss of $1.4 million, or $0.06 per basic share in the third quarter of 2020. Please refer to the section below on non-GAAP measures, especially regarding the treatment of deferred tax expense, for additional details.

Full Year 2020 Financial Summary

•	GAAP revenue was $234.6 million, compared with $190.9 million in 2019, and non-GAAP revenue was $235.1 million.

•	GAAP gross margin was 21.5%, compared with 24.2% in 2019. Non-GAAP gross margin was 24.9% compared to 27.2% in 2019.

•	GAAP net loss was $58.5 million, or $2.67 per basic share, compared with net loss of $66.0 million, or $3.31 per basic share in 2019.

•	Non-GAAP net loss was $20.0 million, or $0.92 per basic share, compared with non-GAAP net loss of $17.1 million, or $0.86 per basic share in 2019.

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A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

First Quarter 2021 Business Outlook (+)

For the first quarter of 2021, the company currently expects:

•	Revenue in the range of $47 million to $51 million.
•	Non-GAAP gross margin in the range of 23.5% to 25%.
•	Non-GAAP net loss in the range of $5.9 million to $7.3 million, and non-GAAP loss per share in the range of $0.23 to $0.28 using approximately 26.0 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

Conference Call Information

The company will host a conference call and webcast for analysts and investors on February 25, 2021 to discuss its fourth quarter and full year 2020 results and outlook for its first quarter of 2021 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. Open to the public, investors may access the call by dialing 844-890-1794 (domestic) or 412-717-9586 (international). A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing 877-344-7529 (domestic) or 412-317-0088 (international) and entering passcode 10151891.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. These statements include management’s beliefs and expectations related to our outlook for the first quarter of 2021. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: the impact of the COVID-19 pandemic on our business and financial results; reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

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Non-GAAP Financial Measures

We provide non-GAAP revenue, non-GAAP gross margin, non-GAAP net income (loss), and non-GAAP earnings per share to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP revenue, we exclude non-recurring adjustments to revenue, if any. To arrive at our non-GAAP gross margin, we exclude stock-based compensation expense, expenses associated with discontinued products, and non-recurring expenses, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense, non-recurring expenses, unrealized foreign exchange gain (loss), losses from the disposal of idle assets, if any, non-recurring tax expenses (benefits), and expenses associated with discontinued products, if any, from our GAAP net income (loss). Included in our non-recurring adjustments to revenue in Q4 2020 and CY2020, but not in 2019, is a non-recurring customer credit. Included in our non-recurring expenses in Q4 2020 and Q4 2019 are certain one-time legal (if any) and consulting fees (if any) and employee severance expenses (if any). Also included in our non-recurring (income) expenses in the year ended December 31, 2020, were a one-time customer reimbursement of certain incurred expenses, and non-recurring government subsidy income in our Taiwan subsidiary due to COVID-19. Such events occurred in 2020 but not in 2019. And included in our non-recurring expenses in the year ended December 31, 2019, but not included in our results in 2020, was the unamortized debt issuance costs associated with the extinguishment of certain debt. Non-cash expenses associated with discontinued products in Q4 2020 and Q4 2019 include depreciation on certain equipment undergoing reconfiguration. Other expenses associated with discontinued products in Q4 2020 and Q4 2019 include inventory obsolescence charges associated with materials used in the manufacture of these discontinued products. In computing our non-GAAP income tax expense (benefit), we have applied an estimate of our annual effective income tax rate and applied it to our net income before income taxes.

Our non-GAAP earnings per share is calculated by dividing our non-GAAP net income by the fully diluted share count (for periods in which non-GAAP net income is positive) or basic share count (for periods in which our non-GAAP net income is negative). We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as amortization of intangible assets, stock-based compensation expense, non-recurring revenue and expenses, losses from the disposal of idle assets, unrealized foreign exchange gain or loss, unamortized debt issuance costs associated with the extinguishment of debt, and depreciation on certain equipment undergoing reconfiguration is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that elimination of expenses associated with discontinued products, including depreciation and inventory obsolescence is appropriate because these expenses are not indicative of our ongoing operations;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures as a supplement to GAAP measures to evaluate our overall operating performance.

A reconciliation of our GAAP net income (loss) and GAAP earnings (loss) per share for Q4 2020 to our non-GAAP net income (loss) and earnings (loss) per share is provided below, together with corresponding reconciliations for the annual period ended December 31, 2020.

Non-GAAP measures should not be considered as an alternative to net income (loss), earnings (loss) per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not readily determinable on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, and loss (gain) from disposal of idle assets. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

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About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

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Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Monica Gould

+1-212-871-3927

ir@ao-inc.com

Lindsay Savarese

+1-212-331-8417

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2020	December 31, 2019

ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Restricted Cash	$50,114	$67,028
Accounts Receivable, Net	43,042	34,654
Notes receivable	401	1
Inventories	110,397	85,028
Prepaid Income Tax	2	224
Prepaid Expenses and Other Current Assets	5,213	5,869
Total Current Assets	209,169	192,804

Property, Plant And Equipment, Net	252,984	248,444
Land Use Rights, Net	5,854	5,598
Right of Use Asset	7,817	7,887
Intangible Assets, Net	3,999	4,081
Deferred Income Tax Assets	–	7,287
Other Assets	982	724
TOTAL ASSETS	$480,805	$466,825

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$29,482	$32,828
Accrued Expenses	18,511	17,864
Current Lease Liability	1,030	982
Bank Acceptance Payable	15,860	6,310
Current Portion of Notes Payable and Long Term Debt	38,265	33,371
Total Current Liabilities	103,148	91,355

Notes Payable and Long Term Debt	13,904	16,552
Convertible Senior Notes	77,854	77,041
Other Long-Term Liabilities	8,008	8,083
TOTAL LIABILITIES	202,914	193,031

STOCKHOLDERS' EQUITY
TOTAL STOCKHOLDERS' EQUITY	277,891	273,794

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$480,805	$466,825

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue
Datacenter	$32,305	$39,252	$173,437	$143,562
CATV	15,937	6,753	37,944	37,328
Telecom	3,492	2,193	21,092	8,429
FTTH	42	41	110	190
Other	550	419	2,040	1,363
Total Revenue	52,326	48,658	234,623	190,872

Total Cost of Goods Sold	41,049	37,322	184,082	144,671

Total Gross Profit	11,277	11,336	50,541	46,201

Operating Expenses:
Research and Development	10,826	10,597	43,393	43,399
Sales and Marketing	3,230	2,615	14,087	10,060
General and Administrative	10,382	10,178	41,903	41,489
Total Operating Expenses	24,438	23,390	99,383	94,948

Operating Loss	(13,161)	(12,054)	(48,842)	(48,747)

Other Income (Expense):
Interest Income	35	196	255	925
Interest Expense	(1,211)	(1,402)	(5,635)	(5,405)
Other Income	883	383	2,997	1,820
Foreign Exchange Gain (Loss)	19	(286)	1	20
Total Other Expense:	(274)	(1,109)	(2,382)	(2,640)

Net loss before Income Taxes	(13,435)	(13,163)	(51,224)	(51,387)

Income Tax Expense	(4)	(22,267)	(7,228)	(14,662)

Net loss	(13,439)	(35,430)	(58,452)	(66,049)

Net loss per share attributable to common stockholders
basic	$(0.57)	$(1.76)	$(2.67)	$(3.31)
diluted	$(0.57)	$(1.76)	$(2.67)	$(3.31)

Weighted-average shares used to compute net loss per share attributable to common stockholders
basic	23,626	20,109	21,867	19,982
diluted	23,626	20,109	21,867	19,982

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
GAAP revenue	$52,326	$48,658	$234,623	$190,872
Non-recurring customer credit	449	–	449	–
Non-GAAP revenue	52,775	48,658	235,072	190,872

GAAP total gross profit (a)	$11,277	$11,336	$50,541	$46,201
Non-recurring customer credit	449	–	449	–
Share-based compensation expense	225	189	937	774
Non-recurring expense	–	–	971	–
Expenses associated with discontinued products	2,585	1,891	5,582	5,000
Non-GAAP total gross profit (a)	14,536	13,416	58,480	51,975

GAAP net loss	(13,439)	(35,430)	(58,452)	(66,049)
Non-recurring customer credit	449	–	449	–
Amortization of intangible assets	149	140	579	540
Share-based compensation expense	3,242	2,864	13,046	11,804
Non-recurring (income) expense	(95)	94	(90)	1,716
Expenses associated with discontinued products	2,585	1,891	5,583	5,000
Non-cash expenses associated with discontinued products	661	1,067	3,133	4,314
Unrealized exchange loss (gain)	(669)	79	(856)	(157)
Non-GAAP tax benefit	2,276	25,736	16,572	25,736
Non-GAAP net loss	(4,841)	(3,559)	(20,036)	(17,096)

GAAP diluted net loss per share	$(0.57)	$(1.76)	$(2.67)	$(3.31)
Non-recurring customer credit	0.02	–	0.02	–
Amortization of intangible assets	0.01	0.01	0.03	0.03
Share-based compensation expense	0.14	0.14	0.60	0.59
Non-recurring (income) expense	(0.01)	0.00	(0.01)	0.09
Expenses associated with discontinued products	0.11	0.09	0.26	0.25
Non-cash expenses associated with discontinued products	0.03	0.05	0.13	0.21
Unrealized exchange loss (gain)	(0.03)	0.00	(0.04)	(0.01)
Non-GAAP tax benefit	0.10	1.29	0.76	1.29
Non-GAAP diluted net loss per share	$(0.20)	$(0.18)	$(0.92)	$(0.86)

Shares used to compute diluted loss per share	23,626	20,109	21,867	19,982
Shares used to compute diluted earnings per share	23,626	20,109	21,867	19,982

(a) Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

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